As filed with the Securities and Exchange Commission on April 15, 2005

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

V.I. Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3238476
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, Including Zip Code, of Principal Executive Offices)

V.I. TECHNOLOGIES, INC., SUPPLEMENTAL EQUITY COMPENSATION PLAN

(Full Titles of the Plans)

John R. Barr, President

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	3,274,128 shares	$0.22075	$722,760	$85.07
	4,095,467 shares	$3.38	$13,842,678	$1,629.28

	7,369,595 shares			$1,714.35

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or the issuance of stock awards which may hereafter be granted under the Supplemental Equity Compensation Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (April 11, 2005) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 3, 2005 (File No. 000-24241).

(2)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 15, 2005 (File No. 000-24241).

(3)	Amendment No. 1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 16, 2005 (File No. 000-24241).

(4)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 22, 2005 (File No. 000-24241).

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 28, 2005 (File No. 000-24241).

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 7, 2005 (File No. 000-24241).

(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 9, 2005 (File No. 000-24241).

(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 10, 2005 (File No. 000-24241).

(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 16, 2005 (File No. 000-24241).

(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 17, 2005 (File No. 000-24241).

(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 31, 2005 (File No. 000-24241).

(12)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on May 13, 1998 (File No. 000-24241), which incorporates by reference the description of the shares of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-46933) filed on February 26, 1998 and declared effective by the SEC on June 11, 1998, and any amendment or reports filed with the SEC for purposes of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-3 (File No. 333-123781).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999. Filed as Exhibit 3.2 to the Registrant’s 2000 Annual Report on Form 10-K (File No. 000-24241) and incorporated herein by reference.

4.3	Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-47518) and incorporated herein by reference.

4.4	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003, filed as Exhibit 3.4 to the Registrant’s 2002 Annual Report on Form 10-K (File No. 000-24241) and incorporated herein by reference.

4.5	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 dated September 12, 2003 (File No. 333-108734) and incorporated herein by reference.

4.6	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2005. Filed herewith.

4.7	Certificate of Amendment of Restated Certificate of Incorporation, dated March 14, 2005. Filed herewith.

4.8	Amended and Restated By-laws of the Company, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-57418) and incorporated herein by reference.

4.9	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered. Filed herewith.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2	Consent of KPMG LLP. Filed herewith.

23.3	Consent of Ernst & Young LLP. Filed herewith.

24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1	Supplemental Equity Compensation Plan. Filed as Annex H to the Joint Proxy Statement – Prospectus contained in the Registration Statement on Form S-4, as amended (File No. 333-121416) and incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown, Commonwealth of Massachusetts, on April 15, 2005.

V.I. TECHNOLOGIES, INC.

By	/s/ John R. Barr
John R. Barr
President

Each person whose signature appears below constitutes and appoints John R. Barr and Samuel K. Ackerman, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of V.I. Technologies, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Samuel K. Ackerman	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	April 15, 2005
Samuel K. Ackerman, M.D.

/s/ John R. Barr	President and Director (Acting Principal Financial Officer and Principal Accounting Officer)	April 15, 2005
John R. Barr

/s/ Eric W. Linsley	Director	April 15, 2005
Eric W. Linsley

/s/ Jeremy Hayward-Surry	Director	April 15, 2005
Jeremy Hayward-Surry

/s/ Richard A. Charpie	Director	April 15, 2005
Richard A. Charpie, Ph.D.

/s/ Irwin Lerner	Director	April 15, 2005
Irwin Lerner

/s/ Herbert H. Hooper	Director	April 15, 2005
Herbert H. Hooper, Ph.D.

/s/ Joseph M. Limber	Director	April 15, 2005
Joseph M. Limber

/s/ John Fletcher	Director	April 15, 2005
John Fletcher

V.I. TECHNOLOGIES, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Sequential Page No.
(4.1)	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

(4.2)	Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999. Filed as Exhibit 3.2 to the Registrant’s 2000 Annual Report on Form 10-K (File No. 000-24241) and incorporated herein by reference.

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-47518) and incorporated herein by reference.

(4.4)	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003, filed as Exhibit 3.4 to the Registrant’s 2002 Annual Report on Form 10-K (File No. 000-24241) and incorporated herein by reference.

(4.5)	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 dated September 12, 2003 (File No. 333-108734) and incorporated herein by reference.

(4.6)	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2005. Filed herewith.

(4.7)	Certificate of Amendment of Restated Certificate of Incorporation, dated March 14, 2005. Filed herewith.

(4.8)	Amended and Restated By-laws of the Company, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (File No. 333-57418) and incorporated herein by reference.

(4.9)	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-46933) and incorporated herein by reference.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered. Filed herewith.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of KPMG LLP. Filed herewith.

(23.3)	Consent of Ernst & Young LLP. Filed herewith.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	Supplemental Equity Compensation Plan. Filed as Annex H to the Joint Proxy Statement – Prospectus contained in the Registration Statement on Form S-4, as amended (File No. 333-121416) and incorporated herein by reference.